Exhibit 99.1


[GRAPHIC OMITTED][GRAPHIC OMITTED]
One Ameren Plaza
1901 Chouteau Avenue
St. Louis, MO 63103

Contact:

   Media                            Analysts                   Investors
   Tim Fox                          Bruce Steinke              Investor Services
   (314) 554-3120                   (314) 554-2574             invest@ameren.com
   tfox2@ameren.com                 bsteinke@ameren.com

FOR IMMEDIATE RELEASE
---------------------

                   AMEREN REPORTS THIRD QUARTER 2003 EARNINGS

     St. Louis, Mo., Oct. 24, 2003---Ameren Corporation (NYSE: AEE) today announced 2003 third quarter net income of $275 million, or $1.70 per share, compared to net income of $240 million, or $1.64 per share ($1.63 diluted), in the third quarter of 2002. Net income in the third quarter of 2003 included an after-tax gain of $31 million, or 19 cents per share, related to the settlement of a dispute over certain mine reclamation issues with a coal supplier. Excluding this item, third quarter net income was $244 million, or $1.51 per share.

     Net income for the first nine months of 2003 was $486 million, or $3.02 per share, compared to $414 million, or $2.88 per share ($2.87 diluted), in the first nine months of 2002. The company recorded an after-tax gain of $18 million, or 11 cents per share, in the first quarter of 2003, due to the adoption of a new accounting standard related to the recognition of asset retirement obligations. Excluding the gains on the adoption of the new accounting standard and the coal mine reclamation settlement, net income for the first nine months of 2003 was $437 million, or $2.72 per share.

     "Once again, we delivered solid earnings in the third quarter of 2003 despite milder summer weather conditions," said Charles W. Mueller, chairman and chief executive officer of Ameren Corporation. "Our focus on asset optimization and cost control continues to reap benefits for all of our stakeholders."

     Gary L. Rainwater, president and chief operating officer of Ameren, added, "During the quarter, weather conditions were considerably cooler than in 2002, which reduced our earnings by 25 to 30 cents per share compared to last year. In addition, the second phase of electric rate reductions in our Missouri service territory reduced third quarter 2003 earnings by 5 cents per

                                    - more -

Add One

share compared to the prior year. However, the good performance of the company's generating plants, higher power prices, lower expenses incurred in our pre-CILCORP acquisition operations and organic growth significantly offset the impact of weather and rate reductions."

     Electric revenues in the third quarter of 2003 increased $131 million, as compared to 2002. The acquisition of CILCORP Inc. (including its utility subsidiary that is now operating as AmerenCILCO), which increased electric revenues by $168 million, and higher interchange power revenues, which increased by $15 million, were the key factors behind the quarter's increased revenues. These increases were partially offset by lower revenues from native load customers due to cooler summer weather in 2003 compared to 2002, as well as an incremental annual electric rate decrease in our Missouri service territory of $30 million that went into effect in April 2003. In the company's pre-CILCORP acquisition service area, weather-sensitive residential and commercial electric kilowatthour sales declined 7 percent in the third quarter of 2003, as compared to the third quarter of 2002. However, industrial electric kilowatthour sales increased 1 percent in the company's pre-acquisition service territory.

     Earnings from interchange power sales by AmerenEnergy, Inc. on behalf of AmerenUE and AmerenEnergy Generating Company were 10 cents per share in the third quarter of 2003, up approximately 4 cents per share over the same period in 2002. This increase in earnings was due to higher power prices, greater availability of the company's low-cost generating plants and reduced demand from weather-sensitive native load customers.

     Other operations and maintenance expenses increased $24 million in the third quarter of 2003, compared to 2002. Increased expenses due to the addition of CILCORP and rising employee benefit costs were partially offset by lower labor costs resulting from the voluntary retirement program implemented at Ameren in early 2003 and lower generating plant maintenance costs.

     Third quarter 2003 earnings per share were also unfavorably impacted compared to 2002 by higher depreciation expenses and financing costs, as well as a greater number of common shares outstanding.

     Commenting on the CILCORP acquisition, Rainwater added, "Our company remains very focused on the timely integration of AmerenCILCO, which continues to proceed on plan. In August, we completed the integration of Ameren and AmerenCILCO financial systems, and we expect the integration of operational systems to be completed by year-end."

                                    - more -
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Add Two

     During the third quarter of 2003, the CILCORP acquisition was accretive to earnings by approximately 2 cents per share, consistent with the company's expectations. The company believes the CILCORP acquisition will be accretive to earnings in its first full year of operations, assuming normal weather conditions.

     Ameren also announced today that it was narrowing its 2003 earnings guidance range to between $2.90 and $3.00 per share, within its original 2003 range of $2.80 to $3.05 per share. This estimate excludes the gains, discussed above, of 11 cents per share related to the adoption of the new accounting standard and 19 cents per share for the coal mine reclamation settlement. The company's guidance is subject to, among other things, plant operations, timely integration of AmerenCILCO, weather conditions, energy market and economic conditions and other risks and uncertainties outlined in the company's Forward-Looking Statements.

     Ameren will conduct a conference call for financial analysts at 9:00 a.m. (Central Time) on Friday, Oct. 24, to discuss third quarter 2003 earnings. Investors, the news media and the public may listen to a live Internet broadcast of the Ameren analyst call at www.ameren.com by clicking on "Third Quarter Earnings Conference Call," then the appropriate audio link. The analyst call will also be available for replay on the Internet for one year. Telephone playback of the conference call will also be available beginning at 12:00 p.m. (Central Time), Oct. 24, until Oct. 31 by dialing, U.S. (800) 428-6051; international (973) 709-2089, and entering the number: 308455.

     Ameren will also conduct a live  Internet  broadcast at 8:45 a.m.  (Central
Time) on Tuesday, Oct. 28 of a management presentation at the Edison Electric Institute Financial Conference. The webcast can be accessed at www.ameren.com by clicking on "Ameren Corporation at 38th EEI Financial Conference," then the appropriate audio link.

     With assets of $13.5 billion, Ameren owns a diverse mix of electric generating plants strategically located in its Midwest market with a capacity of more than 14,500 megawatts. Ameren serves 1.7 million electric customers and 500,000 natural gas customers in a 49,000 square-mile area of Missouri and Illinois.

Forward-Looking Statements
--------------------------

     Statements made in this release, which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the company is providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in past and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such "forward-looking" statements:

     o the effects of the stipulation and agreement relating to the AmerenUE Missouri electric excess earnings complaint case and other regulatory actions, including changes in regulatory policy;
     o changes in laws and other governmental actions, including monetary and fiscal policy;
     o the impact on the company of current regulations related to the opportunity for customers to choose alternative energy suppliers in Illinois;
     o the effects of increased competition in the future due to, among other things, deregulation of certain aspects of the company's business at both the state and federal levels;
     o the effects of participation in a Federal Energy Regulatory Commission-approved regional transmission organization, including activities associated with the Midwest Independent System Operator;
     o    the  availability of fuel for the production of  electricity,  such as coal and natural gas, and purchased power and natural gas for distribution, and the level and volatility of future market prices for such commodities, including the ability to recover any increased costs;
     o    the use of financial and derivative instruments;
     o    average rates for electricity in the Midwest;
     o    business and economic conditions;
     o the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;
     o    interest rates and the availability of capital;
     o    actions of ratings agencies and the effects of such actions;
     o    weather conditions;
     o    generation plant construction, installation and performance;
     o    operation of nuclear power facilities and decommissioning costs;
     o the effects of strategic initiatives, including acquisitions and divestitures;
     o the impact of current environmental regulations on utilities and generating companies and the expectation that more stringent requirements will be introduced over time, which could potentially have a negative financial effect;
     o future wages and employee benefits costs, including changes in returns on benefit plan assets;
     o disruptions of the capital markets or other events making the company's access to necessary capital more difficult or costly;
     o competition from other generating facilities, including new facilities that may be developed;
     o difficulties in integrating AmerenCILCO with the company's other businesses;
     o changes in the coal markets, environmental laws or regulations, or other factors adversely impacting synergy assumptions in connection with the CILCORP Inc. acquisition;
     o    cost  and  availability  of  transmission   capacity  for  the  energy
          generated by the company's generating facilities or required to satisfy energy sales made by the company; and
     o    legal and administrative proceedings.
                                      # # #


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


                            AMEREN CORPORATION (AEE)
                        CONSOLIDATED OPERATING STATISTICS


                                                           Three Months Ended               Nine Months Ended
                                                            September 30,                     September 30,
                                                   -----------------------------      ----------------------------
                                                          2003             2002              2003             2002
                                                   ------------     ------------      ------------     ------------
Electric Sales - KWH (in millions):
       Residential                                       5,488            5,229             13,706           12,859
       Commercial                                        5,256            5,024             14,172           13,233
       Industrial                                        4,743            3,262             13,175            9,448
       Wholesale                                         2,418            2,507              6,671            6,657
       Other                                                73               69                225              204
                                                   ------------     ------------      -------------    -------------
         Native                                         17,978           16,091             47,949           42,401
       Interchange sales                                 2,145            1,467              6,566            6,555
       EEI                                               1,848            1,765              4,073            5,128
                                                   ------------     ------------      -------------    -------------
         Total                                          21,971           19,323             58,588           54,084

Electric Revenues - (in millions):
       Residential                                       $ 452            $ 437            $ 1,007            $ 974
       Commercial                                          362              345                880              824
       Industrial                                          221              157                558              400
       Wholesale                                            87               86                228              219
       Other                                                 6                6                 19               18
                                                   ------------     ------------      -------------    -------------
         Native                                          1,128            1,031              2,692            2,435
       Interchange sales                                    63               40                221              157
       EEI                                                  51               48                111              156
       Other                                                24               16                 66               64
                                                   ------------     ------------      -------------    -------------
         Total                                           1,266            1,135              3,090            2,812

Power Supply  (%):
      Fossil                                              77.0             78.9               77.2             74.3
      Nuclear                                             11.0             12.4               11.9             12.4
      Hydro                                                0.6              1.1                0.9              1.7
      Purchased                                           11.4              7.6               10.0             11.6

Fuel Cost per KWH (cents)                                1.166            1.104              1.081            1.027
Gas Sales - MMBTU (in thousands)                         6,983            3,040             50,745           25,818

                                                 September 30,     December 31,
                                                          2003             2002
                                                 --------------    -------------
Common Stock:
       Shares outstanding (in millions)                  162.3            154.1
       Book value per share                             $26.70           $24.26

Capitalization Ratios:
       Common equity                                     48.1%            51.6%
       Preferred stock                                    2.4%             2.6%
       Debt, net of cash                                 49.5%            45.8%



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

                            AMEREN CORPORATION (AEE)
                           CONSOLIDATED BALANCE SHEET
                            (Unaudited, in millions)

                                                                                      September 30,      December 31,
                                                                                          2003              2002
---------------------------------------------------------------------------------------------------------------------
                                ASSETS
---------------------------------------------------------------------------------------------------------------------
Current Assets:
          Cash and cash equivalents                                             $              100   $          628
          Accounts receivable - trade                                                          362              266
          Unbilled revenue                                                                     184              176
          Miscellaneous accounts and notes receivable                                          131               44
          Materials and supplies, at average cost                                              476              299
          Other current assets                                                                  57               39
                                                                                -------------------  ---------------
            Total current assets                                                             1,310            1,452
                                                                                -------------------  ---------------
Property and Plant, net                                                                     10,152            8,840
Investments and Other Non-Current Assets:
          Investments                                                                          166               38
          Nuclear decommissioning trust fund                                                   195              172
          Goodwill and other intangibles, net                                                  630                -
          Other assets                                                                         317              307
                                                                                -------------------  ---------------
            Total investments and other assets                                               1,308              517
                                                                                -------------------  ---------------
Regulatory Assets                                                                              767              690
--------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                    $           13,537   $       11,499
====================================================================================================================

                 LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------------
Current Liabilities:
          Current maturities of long-term debt                                  $              499   $          339
          Short-term debt                                                                        3              271
          Accounts and wages payable                                                           275              369
          Asset retirement obligations                                                           4                -
          Taxes accrued                                                                        231               45
          Other current liabilities                                                            237              177
                                                                                -------------------  ---------------
            Total current liabilities                                                        1,249            1,201
                                                                                -------------------  ---------------
Long-term Debt, Net                                                                          4,046            3,433
Preferred Stock Subject to Mandatory Redemption                                                 21                -
Deferred Credits and Other Non-Current Liabilities:
          Accumulated deferred income taxes, net                                             1,993            1,707
          Accumulated deferred investment tax credits                                          153              149
          Regulatory liabilities                                                               133              136
          Asset retirement obligations                                                         408              174
          Accrued pension liabilities                                                          527              377
          Other deferred credits and liabilities                                               439              272
                                                                                -------------------  ---------------
            Total deferred credits and other liabilities                                     3,653            2,815
                                                                                -------------------  ---------------
Preferred Stock Not Subject to Mandatory Redemption                                            213              193
Minority Interest in Consolidated Subsidiaries                                                  21               15
Stockholders' Equity:
          Common stock                                                                           2                2
          Other paid-in capital, principally premium on common stock                         2,528            2,203
          Retained earnings                                                                  1,917            1,739
          Accumulated other comprehensive income (loss)                                       (103)             (93)
          Other                                                                                (10)              (9)
                                                                                -------------------  ---------------
            Total stockholders' equity                                                       4,334            3,842
---------------------------------------------------------------------------------------------------  ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $           13,537   $       11,499
====================================================================================================================

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

                               AMEREN CORPORATION (AEE)
                           CONSOLIDATED STATEMENT OF INCOME
                  (Unaudited) (In millions, except per share amounts)
                                                                                         Three Months Ended       Nine Months Ended
                                                                                            September 30,           September 30,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          2003        2002         2003        2002
------------------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
------------------------------------------------------------------------------------------------------------------------------------
            Electric                                                                   $ 1,266     $ 1,135      $ 3,090     $ 2,812
            Gas                                                                             82          30          450         202
            Other                                                                            2           1            6           4
                                                                                       --------    --------     --------    --------
                Total operating revenues                                                 1,350       1,166        3,546       3,018

Operating Expenses:
------------------------------------------------------------------------------------------------------------------------------------
            Fuel and purchased power                                                       330         248          793         655
            Gas purchased for resale                                                        54          17          326         129
            Other operations and maintenance                                               302         278          901         835
            Coal contract settlement                                                       (51)          -          (51)          -
            Depreciation and amortization                                                  132         108          388         321
            Taxes other than income taxes                                                   83          74          238         211
                                                                                       --------    --------     --------    --------
                Total operating expenses                                                   850         725        2,595       2,151
                                                                                       --------    --------     --------    --------
Operating Income                                                                           500         441          951         867
------------------------------------------------------------------------------------------------------------------------------------

Other Income and (Deductions):
------------------------------------------------------------------------------------------------------------------------------------
           Allowance for equity funds used during construction                               1           1            2           3
           Miscellaneous, net -
              Miscellaneous income                                                           3           5           14          13
              Miscellaneous expense                                                         (3)         (3)         (14)        (46)
                                                                                       --------    --------     --------    --------
                Total other income and (deductions)                                          1           3            2         (30)
                                                                                       --------    --------     --------    --------
Interest Charges and Preferred Dividends:
------------------------------------------------------------------------------------------------------------------------------------
            Interest                                                                        70          57          208         162
            Allowance for borrowed funds used during construction                           (1)         (1)          (4)         (4)
            Preferred dividends of subsidiaries                                              3           3            8           9
                                                                                       --------    --------     --------    --------
                Net interest charges and preferred dividends                                72          59          212         167
                                                                                       --------    --------     --------    --------
Income Before Income Taxes and Cumulative Effect of Change in Accounting Principle         429         385          741         670
------------------------------------------------------------------------------------------------------------------------------------

Income Taxes                                                                               154         145          273         256
                                                                                       --------    --------     --------    --------
Income Before Cumulative Effect of Change in Accounting Principle                          275         240          468         414
------------------------------------------------------------------------------------------------------------------------------------

Cumulative Effect of Change in Accounting Principle, Net of Income Taxes                     -           -           18           -
------------------------------------------------------------------------------------------------------------------------------------

Net Income                                                                             $   275     $   240      $   486     $   414
====================================================================================================================================

Earnings per Common Share - Basic:
   Income before cumulative effect of change in accounting principle                   $  1.70     $  1.64      $  2.91     $  2.88
   Cumulative effect of change in accounting principle, net of income taxes                  -           -         0.11           -
                                                                                       --------    --------     --------    --------
   Net income                                                                          $  1.70     $  1.64      $  3.02     $  2.88
====================================================================================================================================

Earnings per Common Share - Diluted:
   Income before cumulative effect of change in accounting principle                   $  1.70     $  1.63      $  2.91     $  2.87
   Cumulative effect of change in accounting principle, net of income taxes                  -           -         0.11           -
                                                                                       --------    --------     --------    --------
   Net income                                                                          $  1.70     $  1.63      $  3.02     $  2.87
====================================================================================================================================

Average Common Shares Outstanding                                                        161.8       146.7        160.7       143.6
====================================================================================================================================
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

                                   AMEREN CORPORATION (AEE)
                             CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited, in millions)

                                                                                                  Nine Months Ended
                                                                                                    September 30,
                                                                                                ----------------------
                                                                                                  2003          2002
----------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities:
----------------------------------------------------------------------------------------------------------------------
   Net Income                                                                                      $ 486        $ 414
   Adjustments to reconcile net income to net cash
     provided by operating activities:
        Cumulative effect of change in accounting principle                                          (18)           -
        Depreciation and amortization                                                                388          321
        Amortization of nuclear fuel                                                                  25           25
        Amortization of debt issuance costs and premium/discounts                                      8            6
        Allowance for funds used during construction                                                  (6)          (7)
        Deferred income taxes, net                                                                    30           11
        Deferred investment tax credits, net                                                          (9)          (6)
        Coal contract settlement                                                                     (45)           -
        Other                                                                                         (8)           5
        Changes in assets and liabilities, excluding the effects of the acquisitions:
                 Receivables, net                                                                     17          (49)
                 Materials and supplies                                                              (69)          15
                 Accounts and wages payable                                                         (171)        (217)
                 Taxes accrued                                                                       167          214
                 Assets, other                                                                        (2)         (16)
                 Liabilities, other                                                                   59           17
                                                                                                   ------       ------
Net cash provided by operating activities                                                            852          733
----------------------------------------------------------------------------------------------------------------------

Cash Flows From Investing Activities:
----------------------------------------------------------------------------------------------------------------------
    Construction expenditures                                                                       (457)        (565)
    Acquisitions, net of cash acquired                                                              (489)           -
    Allowance for funds used during construction                                                       6            7
    Nuclear fuel expenditures                                                                         (2)         (25)
    Other                                                                                              4            1
                                                                                                   ------       ------
Net cash used in investing activities                                                               (938)        (582)

----------------------------------------------------------------------------------------------------------------------

Cash Flows From Financing Activities:
----------------------------------------------------------------------------------------------------------------------
    Dividends on common stock                                                                       (308)        (279)
    Capital issuance costs                                                                           (13)         (35)
    Redemptions -
        Nuclear fuel lease                                                                           (38)           -
        Short-term debt                                                                             (268)        (635)
        Long-term debt                                                                              (648)        (158)
        Preferred stock                                                                               (1)         (41)
    Issuances -
        Common stock                                                                                 336          635
        Nuclear fuel lease                                                                             -           31
        Long-term debt                                                                               498          893
                                                                                                   ------       ------
Net cash provided by (used in) financing activities                                                 (442)         411

----------------------------------------------------------------------------------------------------------------------
Net Change In Cash and Cash Equivalents                                                             (528)         562
Cash and Cash Equivalents at Beginning of Year                                                       628           67
----------------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents at End of Period                                                         $ 100        $ 629
=======================================================================================================================


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